UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 12, 2004

AFFINITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133982	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer Identification No.)

2575 Vista Del Mar Drive Ventura, CA 93001		(805) 667-4100
(Address of executive offices)		(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2004, Affinity Group, Inc., amended its Amended and Restated Credit Agreement dated as of June 24, 2003 and Senior Secured Floating Rate Note Purchase Agreement dated as of June 24, 2003.  The interest rates on the term loans in both agreements have been reduced by 1.00%.  The amendments reduce the applicable interest margin from 4.00% to 3.00% and 3.00% to 2.00% for the LIBOR and Prime Rate loans, respectively.   As of October 31, 2004, there was $112.9 million outstanding under the senior secured notes.  Assuming that such borrowings remain constant for a full year, interest savings from the reduction in the interest rate will be approximately $1.1 million.   Of course, the principal amounts outstanding under the senior secured notes amortize at the rate of $350,000 per quarter and are subject to an annual prepayment based on a defined excess cash flow calculation.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Exhibits

Exhibit (1) Third amendment to Credit Agreement dated November 12, 2004

Exhibit (2) Third amendment to Note Purchase Agreement dated November 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP, INC.
(Registrant)

Date: November 12, 2004	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer